Exhibit 99.2

Pier 1 Imports, Inc. Announces New Three-Year Growth Plan

  Increases goal for sales per retail square foot from $200 to $225
  Raises operating margin goal from 10% to 12%
  Reiterates online business revenue contribution of at least 10% by fiscal 2016
  Declares quarterly cash dividend of $0.04 per share

FORT WORTH, Texas--(BUSINESS WIRE)--April 5, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced a new three-year growth plan commencing in fiscal 2013, as well as updated financial goals. The new Board-approved plan is designed to drive profitable top and bottom-line growth, expand market share and increase shareholder value as the Company evolves into a multi-channel retailer. The plan includes:

  Building a best-in-class e-Commerce platform
  Improving the store portfolio through refurbishments, remodels, new openings and strategic relocations
  Strengthening the Company’s infrastructure through investments in technology, processes and systems
  Investing $200 million in capital over the next three years
  Returning value to shareholders through share repurchases and quarterly cash dividends

Alex W. Smith, President and Chief Executive Officer, commented, “We are excited to unveil our new three-year growth plan, which reflects our commitment to increase shareholder value through initiatives and growth strategies designed to further improve sales and profitability. I am pleased to note that we accomplished a great deal in the first year under our original plan, which we unveiled in April 2011. In fiscal 2012, we made substantial improvements to our existing store base, opened 15 new locations, enhanced our planning and allocation systems, repurchased 8% of our common stock and importantly – we’re well underway with the development of our e-Commerce platform that will support our evolution into a multi-channel retailer as we prepare for the launch of ‘Pier 1 To-You’ this summer. We also surpassed our three-year goal to achieve operating margins of 10%, reporting full-year operating profit of $155 million, or 10.1% of sales.”

Mr. Smith continued, “Our achievements in fiscal 2012 were the result of hard work and dedication throughout the entire organization. As we continue to transform the business and look ahead to new opportunities, we are committed to further improving sales productivity and delivering strong profitability. To that end, we have elevated our new three-year goals and now expect to achieve sales of $225 per retail square foot and an operating margin of at least 12% by fiscal 2015. Additionally, we believe the online opportunity is significant for our unique and proprietary merchandise. We expect to be able to leverage the success of our ‘Pier 1 To-Go’ capability to drive site traffic and conversion when we launch ‘Pier 1 To-You’ in late July. We continue to expect that online sales will contribute at least 10% of total revenues by fiscal year 2016.”

“I am also pleased to announce today that our Board of Directors has approved a quarterly cash dividend. The continued improvement in our operating performance, strength of our balance sheet and strong cash generation are enabling us to reinvest in the business to drive future growth, and at the same time return value to shareholders in the form of quarterly cash dividends and share repurchases.”

Evolving into a Multi-Channel Retailer

During fiscal 2012, the Company made strategic investments to improve its online presence and e-Commerce functionality and prepare for the launch of ‘Pier 1 To-You’ in late July. The Company:

  Launched ‘Pier 1 To-Go,’ its site-to-store initiative, which contributed approximately 1% to comparable store sales in fiscal 2012 and generated average ticket and units per transaction above Company averages
  Established agreements with proven e-Commerce partners, including Demandware (NYSE: DWRE), Jagged Peak and Sogeti
  Established agreements with proven POS partners, including Epicor® and NCR
  Enhanced its planning and allocation systems

The Company is on track for the initial rollout of a new POS system in fall 2012, which will be followed by an all store rollout post-holiday. The new system is an important component of the Pier 1 Imports e-Commerce initiative and is expected to facilitate a seamless transaction across all shopping channels by summer 2013.

“We are moving towards one million unique visitors per week to our Pier 1 Imports website,” said Mr. Smith. “Our teams are working diligently to ensure that we have a solid transition strategy to leverage this traffic when we introduce our e-Commerce initiative, ‘Pier 1 To-You.’ This launch will lay the foundation for the next phase of our evolution into a multi-channel retailer when we fully integrate our new POS system and have the ability to provide a truly seamless shopping experience for our valued customer.”

Improving the Store Portfolio

The Company’s strategy to remodel and refurbish existing stores is significantly enhancing the shopping experience, engaging the customer and driving sales. In fiscal 2012, the Company refurbished 125 stores, with an enhanced merchandise fixture package and new lighting upgrades in these locations, fully remodeled three stores, and added new merchandise fixtures throughout all Pier 1 Imports stores. During the next three years, the Company will continue to deploy capital toward new store openings, store remodels, new merchandise fixtures, lighting upgrades, and other leasehold improvements. During fiscal 2013, the Company plans to:

  Fully remodel approximately 6-8 locations
  Refurbish approximately 100 existing stores, with an enhanced merchandise fixture package and lighting upgrades implemented in these locations
  Integrate new merchandise fixture elements into all stores that are expected to increase sales productivity and drive customer impulse purchases

The Company’s long-term growth plans also include new store openings, as well as strategic relocations in major markets where increased sales productivity and store profitability opportunities exist. The Company opened 15 new stores in fiscal 2012 and plans to open approximately 20 new locations in fiscal 2013. The Company remains on track to open approximately 80 to 100 new stores and close approximately 30 to 50 existing locations by the end of fiscal 2016.

Investing in Technology

The Company is strengthening its infrastructure through strategic investments in technology and systems to drive continued improvements in processes, efficiencies and analytics throughout the organization. In addition to investments in information technology related to e-Commerce and POS, the Company plans to replace legacy systems and enhance existing systems in areas including merchandise and SKU level planning, vendor portals, inventory and warehouse management.

Share Repurchase Program

The Company completed an initial $100 million share repurchase program in September 2011, repurchasing approximately 8% of its common stock outstanding. Under the Company’s current $100 million share repurchase program, the entire amount currently remains available for repurchase. The timing of the repurchases will depend on several factors including, but not limited to, prevailing market conditions and prices. As of April 5, 2012, approximately 110.2 million shares of the Company’s common stock were outstanding.

Declaration of Quarterly Cash Dividend

The Company announced today that its Board of Directors declared a $0.04 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.04 quarterly cash dividend will be paid on May 2, 2012 to shareholders of record on April 18, 2012.

Conference Call Information

The Company will host a conference call to discuss fiscal 2012 fourth quarter and fiscal year financial results and details of the Company’s new three-year growth plan at 10:00 a.m. Central Time today. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 53773293.

A replay will be available after 12:00 p.m. Central Time for a 24-hour period and the replay can be accessed by calling 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 53773293.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400